UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2005

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

N/A

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 8, 2005, the Compensation Committee of the Board of Directors of Catalina Marketing Corporation (the “Company”) approved the grant of an option for the purchase of 170,000 shares of the Company’s common stock to L. Dick Buell, the Company’s Chief Executive Officer. The full Board of Directors ratified this action by action taken on August 9, 2005. In addition, on August 8, 2005, the Compensation Committee approved the grant of options to purchase the Company’s common stock to the following executive officers:

Officer	Title	Number of Shares
Rick Frier	Executive Vice President and Chief Financial Officer	75,000
Edward Kuehnle	Executive Vice President	75,000
Jay Parsons	Executive Vice President	75,000
Tom Buehlmann	Executive Vice President	50,000
Craig Scott	Executive Vice President	50,000

Item 8.01 Other Events

On August 9, 2005, the Board of Directors authorized $100 million of funds to be available for the repurchase of the Company’s common stock. This authorization replenishes the September 2004 Board of Director authorization under which the Company repurchased 3,917,100 shares for a total of $100 million.

In addition, on August 9, 2005 the Board of Directors declared a cash dividend to common stockholders of $0.30 per share. The dividend will be paid on October 3, 2005 to stockholders of record as of September 19, 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated August 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

August 11, 2005	CATALINA MARKETING CORPORATION
(Registrant)

/s/ Rick P. Frier
	Name:	Rick P. Frier
	Title:	Executive Vice President and Chief Financial Officer
(Authorized officer of Registrant and principal financial and accounting officer)

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated August 11, 2005